UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 21, 2008

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 846-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02               Results of Operations and Financial Condition.

On February 21, 2008, Red Robin Gourmet Burgers, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) disclosing, among other things, that the Company had issued a press release describing selected financial results of the Company for the fourth quarter and year ended December 30, 2007.  The press release was filed as Exhibit 99.1 to the Prior 8-K.

The Company subsequently learned that one of the tables in the press release filed with the Prior 8-K contained an inadvertent mistake.  Specifically, in the Condensed Consolidated Balance Sheets table attached to the press release, the “Property and equipment, net” line item should have read “$399,270” as of December 30, 2007, rather than “$399,207”.  The Company corrected and re-released the press release on February 21, 2008.  A copy of the corrected page of the press release is included as Exhibit 99.1 to this Form 8-K/A.

The information incorporated by reference in Item 2.02 of this Form 8-K/A and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Corrected page of the Red Robin Gourmet Burgers, Inc. Press Release, dated February 21, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 22, 2008

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Katherine L. Scherping
Katherine L. Scherping, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Corrected page of the Red Robin Gourmet Burgers, Inc. Press Release, dated February 21, 2008